UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 20, 2017

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

900 Third Avenue

New York, NY 10022-1010

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 20, 2017, Virtu Financial, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Orchestra Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub” and, together with the Company, the “Acquirer Parties”), and KCG Holdings, Inc., a Delaware corporation (the “Target”).  Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Target (the “Merger”), with the Target surviving the Merger as a wholly-owned subsidiary of the Company (the “Acquisition”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Target’s issued and outstanding shares of Class A common stock, par value $0.01 per share (“Target Class A Common Stock”) will be cancelled and extinguished and converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes.  Pursuant to the Merger Agreement, the Company will finance the Merger Consideration with the equity issuances described below under the heading “Equity Financing” and the new debt financing described below under the heading “Debt Financing.”

Following execution of the Merger Agreement, TJMT Holdings LLC (the “Founder Member”), the holder of a majority of the voting power of the outstanding capital stock of the Company, executed a written consent approving the equity financing to partially finance the Merger Consideration.  The written consent will not be effective until the passing of 20 calendar days from the date on which the Company mails to the Company’s stockholders an information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Information Statement”).

As of the Effective Time, (i) each stock option of the Target that is outstanding and unexercised immediately before the Effective Time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option; (ii) each stock appreciation right of the Target that is outstanding and unexercised immediately before the Effective Time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock appreciation right; (iii) each restricted share unit of the Target will become fully vested (contingent upon the closing of the Merger) and cancelled and converted into the right to receive the Merger Consideration and (iv) the right of each holder of warrants of the Target that are outstanding immediately before the Effective Time to receive shares of Target Class A Common Stock upon exercise of such warrants will be converted into the right to receive, upon exercise of such warrants, a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such warrant.

The parties have each made customary representations and warranties. The Company has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others, to use its reasonable best efforts to obtain the equity financing and the debt financing described below or such alternative financing as contemplated by the Merger Agreement. The Target has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice; (ii) to promptly call a meeting of the Target’s stockholders to vote on the Merger Agreement; (iii) to, through the Target’s board of directors, recommend to its stockholders that they vote to approve the Merger Agreement and the Merger, subject to certain exceptions to permit the Target’s board of directors to comply with its fiduciary duties; (iv) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto, subject to certain exceptions to permit the Target’s board of directors to comply with its fiduciary duties; and (v) to use reasonable best efforts to cooperate with the Company’s efforts to obtain financing. The parties have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all antitrust approvals.

Each party’s obligation to consummate the Merger is subject to certain conditions, including, among others: (i) approval of the Merger Agreement by the holders of a majority of the Target Class A Common Stock, voting together as a single class; (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of other required governmental or regulatory approvals; (iv) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Merger; and (v) the passing of 20 calendar days from the date on which the Company mails to the Company’s stockholders the 14C Information Statement in definitive form. The Company’s obligation to consummate the Merger is also conditioned on, among other things, the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) on the Target.

Pursuant to the Merger Agreement, the Company is required to use its reasonable best efforts to consummate the equity financing and the debt financing. The Merger is not subject to a financing condition.

The Merger Agreement also contains certain specified termination provisions, including, among others, a mutual termination right if the Merger has not been consummated on or before January 31, 2018. In certain circumstances in connection with the termination of the Merger Agreement, the Target must pay to the Company a termination fee equal to $45,000,000 (the “Target Termination Fee”). The Target must pay to the Company the Target Termination Fee in the event that the Company terminates the Merger Agreement (i) following a Company Adverse Recommendation Change (as defined in the Merger Agreement) by the Target’s board of directors; (ii) due to the failure of the Target’s board of directors to recommend the approval of the Merger Agreement to its stockholders; (iii) due to the Target’s material breach, in a manner adverse to the Company, of its agreement not to solicit proposals relating to alternative transactions to the Merger or engage in discussions or negotiations with respect thereto; and (iv) due to the Target’s failure to convene a meeting of its stockholders to vote on the Merger Agreement. The Target also must pay to the Company the Target Termination Fee if the Merger Agreement is terminated under certain specified circumstances and, within 12 months of such termination, the Target enters into a definitive agreement with respect to, or consummates, a competing proposal.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Target, the Company or Merger Sub. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Target, the Company, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or the Target’s public disclosures.

Voting Agreement

In connection with entering into the Merger Agreement, on April 20, 2017, the Company, Merger Sub and Jefferies LLC, representing 24.5% of outstanding shares of the Target Class A Common Stock, entered into a Voting Agreement pursuant to which, among other things, such stockholder has agreed to (i) vote its shares of Target Class A Common Stock for the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger and (ii) take other actions in furtherance of the transactions contemplated by the Voting Agreement (the “Voting Agreement”).

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Equity Financing

Temasek Investment Agreement

In connection with financing the Merger Consideration, on April 20, 2017, the Company entered into an investment agreement (the “Temasek Investment Agreement”) with Aranda Investments Pte. Ltd. (“Temasek”) pursuant to which the Company will issue to Temasek 8,012,821 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Company Class A Common Stock”) at a purchase price of $15.60  per share (the “Temasek Investment”).

The Temasek Investment Agreement provides that for so long as Temasek and its affiliates beneficially own at least 25% of its shares of Company Class A Common Stock held as of the closing of the Temasek Investment, Temasek is entitled to nominate one representative to serve as an observer on the Company’s board of directors.

The Temasek Investment Agreement contains customary representations and warranties by the Company and Temasek, and the Company and Temasek have agreed to indemnify their counterparty for losses resulting from a breach of any representations, warranties or covenants by the other party.  The Company has also agreed to indemnify Temasek and certain of its affiliates for losses to the extent (i) such parties are party to a claim as a result of their direct or indirect ownership of the shares of Company Class A Common Stock acquired in connection with the Temasek Investment and (ii) such claim is based on the Company’s or its subsidiaries’ (i) failure or alleged failure to comply with any Law (as defined in the Temasek Investment Agreement) or (ii) ownership or the operation of its assets and properties or the operation or conduct of its business.

The Temasek Investment is contingent upon the closing of the Acquisition and is subject to other customary closing conditions, including receipt of required regulatory approvals, and the execution and delivery of certain other documents.

The Company Class A Common Stock was offered and will be sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

The foregoing description of Temasek Investment Agreement is qualified in its entirety by reference to the Temasek Investment Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

NIH Investment Agreement

In connection with financing the Merger Consideration, on April 20, 2017, the Company entered into an investment agreement (the “NIH Investment Agreement”) with North Island Holdings I, LP (“NIH”) pursuant to which the Company will issue to NIH 40,064,103 shares of the Company Class A Common Stock at a purchase price of $15.60 per share (the “NIH Investment”).

The NIH Investment Agreement provides NIH with certain board nomination rights determined based on the percentage of Company Class A Common Stock beneficially owned by NIH as of the closing of the NIH Investment. For so long as NIH beneficially owns at least 50% of its shares of Company Class A Common Stock held as of the closing of the NIH Investment, NIH is entitled to nominate two directors to serve on the Company’s board of directors. When NIH beneficially owns less than 50% but at least 25% of its shares of Company Class A Common Stock held as of the closing of the NIH Investment, NIH is entitled to nominate one director.

In addition, for so long as NIH is entitled to nominate one director, NIH is entitled to certain pre-emptive rights with respect to issuances of the Company’s equity securities, subject to customary exceptions, based on the percentage of Company Class A Common Stock owned by NIH at the time of such issuance.

The NIH Investment Agreement also provides NIH with certain information rights determined based on the percentage of Company Class A Common Stock beneficially owned by NIH as of the closing of the NIH Investment. For so long as NIH beneficially owns at least 10% of its shares of Company Class A Common Stock held as of the closing of the NIH Investment, NIH is entitled to receive certain financial information, including unaudited monthly financial statements and audited annual financial statements, and access to the Company’s books of accounts and other records, and for so long as NIH beneficially owns at least 25% of its shares of Company Class A Common Stock held as of the closing of the NIH Investment, NIH is entitled to all written information that is provided to the Company’s board of directors.

Pursuant to the NIH Investment agreement, subject to certain exceptions, NIH will be restricted from transferring its Company Class A Common Stock until after the first anniversary of the closing of the NIH Investment.

The NIH Investment Agreement contains customary representations and warranties by the Company and NIH, and the Company and NIH have agreed to indemnify their counterparty for losses resulting from a breach of any representations, warranties or covenants by the other party. The Company has also agreed to indemnify NIH and certain of its affiliates for losses to the extent (i) such parties are party to a claim as a result of their direct or indirect ownership of the shares of Company Class A Common Stock acquired in connection with the NIH Investment and (ii) such claim is based on the Company’s or its subsidiaries’ (i) failure or alleged failure to comply with any Law (as defined in the NIH Investment Agreement) or (ii) ownership or the operation of its assets and properties or the operation or conduct of its business.

The NIH Investment is contingent upon the closing of the Acquisition and is subject to other customary closing conditions, including the receipt of required regulatory approvals, and the execution and delivery of certain other documents, including (i) an amendment to the Company’s Existing Registration Rights Agreement (as defined below) to be added as a party to such agreement and (ii) an amendment to the Company’s lock-up waiver agreement to be added as a party to such agreement., which governs the release of underwriter lock-ups to which the Founder Member and Temasek are subject.

The Company Class A Common Stock was offered and will be sold in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2), and may not be offered or sold absent registration or an applicable exemption from registration.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

The foregoing description of the NIH Investment Agreement is qualified in its entirety by reference to the NIH Investment Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Stockholders Agreement

In connection with entering into the Temasek Investment Agreement and NIH Investment Agreement, on April 20, 2017, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the Founder Member, Temasek, Havelock Fund Investments Pte Ltd. (an affiliate of Temasek) (“Havelock” and, together with Temasek, the “Temasek Entities”) and NIH. The Stockholders Agreement will not take effect until the closing of the Acquisition.

Under the Stockholders Agreement, the Founder Member has agreed to take all necessary action, including voting all of its shares of capital stock of the Company or providing written consent to cause the election of the directors nominated by NIH pursuant to the NIH Investment Agreement and in accordance with the terms of the Stockholders Agreement. To the extent the Founder Member transfers any of its shares to an affiliated transferee, that transferee would also be bound by the terms of the Stockholders Agreement. The Founder Member’s obligations pursuant to NIH’s director nomination right will automatically terminate upon the termination of NIH’s right to appoint directors pursuant to the NIH Investment Agreement.

The Stockholders Agreement also grants the Temasek Entities and NIH with tag-along rights, subject to customary exceptions, in connection with a transfer of shares by the Founder Member that are subject to cutback provisions on a pro rata basis (in each case calculated based on a fully exchanged and converted to Company Class A Common Stock basis).

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the Stockholders Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Amended and Restated Registration Rights Agreement

On April 15, 2015, prior to the consummation of the Company’s initial public offering, the Company entered into a Registration Rights Agreement (the “Existing Registration Rights Agreement”) with the Founder Member, Havelock and certain direct or indirect or equityholders of the Company that granted the parties certain demand and registration rights. In connection with Temasek Investment and the NIH Investment, on April 20, 2017, the Company and the parties thereto executed the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) to add NIH and Temasek as parties and provide them with similar registration rights as Havelock. The Amended and Restated Registration Rights Agreement will not take effect until the closing of the Acquisition. If the closing of the Acquisition does not occur, the Existing Registration Rights Agreement will remain in full force and effect.

Subject to several exceptions, including certain specified underwriter cutbacks and the Company’s right to defer a demand registration under certain circumstances, the Founder Member, the Temasek Entities and NIH may require that the Company register for public resale under the Securities Act all common stock of the Company constituting registrable securities that they request be registered at any time so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $50 million. Under the Amended and Restated Registration Rights Agreement, the Company is not obligated to effectuate more than seven demand registrations for the Founder Member, more than four demand registrations for NIH or more than three demand registrations for the Temasek Entities. The Founder Member, the Temasek Entities and NIH also have the right to require the Company to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. In addition, the Company is required to file a shelf registration statement for the registrable securities, and cause such shelf registration statement to become effective within one year after the earlier of the closing of the Temasek Investment and the NIH Investment.

If the Founder Member, the Temasek Entities or NIH make a request for registration, the non-requesting parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights in connection with the request. If such request is for an underwritten offering, the piggyback registration rights are subject to underwriter cutback provisions. In addition, the parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights with respect to any registration initiated by the Company or another stockholder, and if any such registration is in the form of an underwritten offering, such piggyback registration rights are subject to underwriter cutback provisions.

Pursuant to the Amended and Restated Registration Rights Agreement, NIH will have no registration rights until after the first anniversary of the closing of the NIH Investment and during such period NIH shall be deemed to be an Excluded Party (as defined in the Amended and Restated Registration Rights Agreement) in connection with certain cutback provisions (unless the Founder Member exercises its registration rights under the Amended and Restated Registration Rights Agreement, in which case NIH will have the right to exercise its registration rights).

In connection with the registrations described above, the Company will indemnify any selling stockholders and the Company will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of the selling stockholders and their internal and similar costs (other than the fees and expense of a single law firm representing the selling stockholders)).

The foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by reference to the Amended and Restated Registration Rights Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Debt Financing

In connection with financing the Merger Consideration, on April 20, 2017, the Company entered into a debt financing commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Lender”). Pursuant to the Debt Commitment Letter, the Lender has committed to arrange and provide the Company with: (i) up to $825.0 million aggregate principal amount of senior secured term B loans (the “Term Loan Facilities”) and (ii) if $825.0 million aggregate principal amount of senior secured second lien notes (the “Notes”) (as described below) are not issued and sold on or prior to the date of consummation of the Acquisition in such amount, $825.0 million aggregate principal amount (minus the gross proceeds of Notes issued prior to the date of consummation of the Acquisition) in senior secured second lien bridge loans (the “Bridge Loans” and together with the Term Loan Facilities and any Rollover Loans and Exchange Notes, each, as defined in the Debt Commitment Letter, the “Facilities”).

The proceeds of the applicable Facilities and the Notes (to the extent borrowed or issued on or prior to the closing of the Acquisition) may be used (i) to finance the Acquisition, (ii) to pay the fees, costs and expenses incurred in connection with, among other things, the Acquisition and the Facilities and (iii) to fund the refinancing of the Target’s and certain of the Company’s existing debt. The availability of the borrowings under the Facilities is subject to the satisfaction of certain customary conditions, including the consummation of the Acquisition.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 20, 2017, by and among Virtu Financial, Inc., Orchestra Merger Sub, Inc. and KCG Holdings, Inc.
10.1	Voting Agreement, dated April 20, 2017, by and among Virtu Financial, Inc. and Jefferies LLC.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K, which are not historical facts, including statements about the Company’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Current Report on Form 8-K. Such forward-looking statements include, without limitation, the Company’s beliefs, expectations, guidance, focus and/or plans regarding future events, including the Company’s plans to consummate the Merger and the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2017. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the Merger not being timely completed, if completed at all; risks associated with the financing of the transaction; prior to the completion of the Merger, the Company’s or Target’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Current Report on Form 8-K.

Additional Information and Where to Find it

This communication is being made in respect of the proposed Merger involving the Company, Target and Merger Sub. The Company will prepare an Information Statement on Schedule 14C for its stockholders with respect to the approval of the equity financing described herein. When completed, the Information Statement will be mailed to the Company’s stockholders. The Company may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to 900 Third Avenue New York, NY 10022-1010, Attention: Investor Relations, Andrew Smith, (212) 418-0195, investor_relations@virtu.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: April 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 20, 2017, by and among Virtu Financial, Inc., Orchestra Merger Sub, Inc. and KCG Holdings, Inc.
10.1	Voting Agreement, dated April 20, 2017, by and among Virtu Financial, Inc., Orchestra Merger Sub, Inc. and Jefferies LLC.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.